                      ====================================

                                  BIG 5 CORP.,

                                    AS ISSUER

                                       AND

                        FIRST TRUST NATIONAL ASSOCIATION,

                                   AS TRUSTEE


                               -------------------

                                    INDENTURE

                          Dated as of November 13, 1997

                               -------------------


                                  $131,000,000
                          10 7/8% Senior Notes due 2007


                       ===================================

                                TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----

                                                  ARTICLE I

                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions................................................................................1
SECTION 1.2.   Incorporation by Reference of TIA.........................................................23
SECTION 1.3.   Rules of Construction.....................................................................24

                                                 ARTICLE II

                                               THE SECURITIES

SECTION 2.1.   Form and Dating...........................................................................24
SECTION 2.2.   Execution and Authentication..............................................................25
SECTION 2.3.   Registrar and Paying Agent................................................................26
SECTION 2.4.   Paying Agent to Hold Assets in Trust......................................................27
SECTION 2.5.   Securityholder Lists......................................................................27
SECTION 2.6.   Transfer and Exchange.....................................................................27
SECTION 2.7.   Replacement Securities....................................................................33
SECTION 2.8.   Outstanding Securities....................................................................34
SECTION 2.9.   Treasury Securities.......................................................................34
SECTION 2.10.  Temporary Securities......................................................................35
SECTION 2.11.  Cancellation..............................................................................35
SECTION 2.12.  Defaulted Interest........................................................................35
SECTION 2.13.  CUSIP Numbers.............................................................................36

                                                 ARTICLE III

                                                 REDEMPTION

SECTION 3.1.   Right of Redemption.......................................................................37
SECTION 3.2.   Notices to Trustee........................................................................37
SECTION 3.3.   Selection of Securities to Be Redeemed....................................................38
SECTION 3.4.   Notice of Redemption......................................................................38
SECTION 3.5.   Effect of Notice of Redemption............................................................39
SECTION 3.6.   Deposit of Redemption Price...............................................................40
SECTION 3.7.   Securities Redeemed in Part...............................................................40

                                                                                                       PAGE
                                                                                                       ----
                                                 ARTICLE IV

                                                  COVENANTS

SECTION 4.1.   Payment of Securities.....................................................................40
SECTION 4.2.   Maintenance of Office or Agency...........................................................41
SECTION 4.3.   Limitation on Restricted Payments.........................................................41
SECTION 4.4.   Corporate and Partnership Existence.......................................................42
SECTION 4.5.   Payment of Taxes and Other Claims.........................................................43
SECTION 4.6.   Maintenance of Properties and Insurance...................................................43
SECTION 4.7.   Compliance Certificate; Notice of Default.................................................44
SECTION 4.8.   Reports...................................................................................44
SECTION 4.9.   Limitation on Status as Investment Company................................................45
SECTION 4.10.  Limitation on Transactions with Affiliates................................................45
SECTION 4.11.  Limitation on Incurrence of Additional Indebtedness and
               Disqualified Capital Stock................................................................46
SECTION 4.12.  Limitations on Dividends and Other Payment Restric
               tions Affecting Subsidiaries..............................................................47
SECTION 4.13.  Reserved..................................................................................48
SECTION 4.14.  Limitation on Sales of Assets and Subsidiary Stock........................................48
SECTION 4.15.  Waiver of Stay, Extension or Usury Laws...................................................53
SECTION 4.16.  Limitation on Liens Securing Indebtedness.................................................53
SECTION 4.17.  Rule 144A Information Requirement.........................................................53
SECTION 4.18.  Limitations on Lines of Business..........................................................54

                                                  ARTICLE V

                                            SUCCESSOR CORPORATION

SECTION 5.1.   Limitation on Merger, Sale or Consolidation...............................................54
SECTION 5.2.   Successor Corporation Substituted.........................................................55

                                                 ARTICLE VI

                                       EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   Events of Default.........................................................................55
SECTION 6.2.   Acceleration of Maturity Date; Rescission and Annulment...................................56
SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by Trustee...........................58
SECTION 6.4.   Trustee May File Proofs of Claim..........................................................58
SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities...............................59

                                                                                                       PAGE
                                                                                                       ----
SECTION 6.6.   Priorities................................................................................59
SECTION 6.7.   Limitation on Suits.......................................................................60
SECTION 6.8.   Unconditional Right of Holders to Receive Principal,
               Premium and Interest......................................................................61
SECTION 6.9.   Rights and Remedies Cumulative............................................................61
SECTION 6.10.  Delay or Omission Not Waiver..............................................................61
SECTION 6.11.  Control by Holders........................................................................61
SECTION 6.12.  Waiver of Existing or Past Default........................................................62
SECTION 6.13.  Undertaking for Costs.....................................................................62
SECTION 6.14.  Restoration of Rights and Remedies........................................................63

                                                 ARTICLE VII

                                                   TRUSTEE

SECTION 7.1.   Duties of Trustee.........................................................................63
SECTION 7.2.   Rights of Trustee.........................................................................64
SECTION 7.3.   Individual Rights of Trustee..............................................................65
SECTION 7.4.   Trustee's Disclaimer......................................................................66
SECTION 7.5.   Notice of Default.........................................................................66
SECTION 7.6.   Reports by Trustee to Holders.............................................................66
SECTION 7.7.   Compensation and Indemnity................................................................66
SECTION 7.8.   Replacement of Trustee....................................................................67
SECTION 7.9.   Successor Trustee by Merger, Etc..........................................................68
SECTION 7.10.  Eligibility; Disqualification.............................................................69
SECTION 7.11.  Preferential Collection of Claims Against Company.........................................69

                                                ARTICLE VIII

                             DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.   Discharge; Option to Effect Legal Defeasance or Covenant Defeasance.......................69
SECTION 8.2.   Legal Defeasance and Discharge............................................................69
SECTION 8.3.   Covenant Defeasance.......................................................................70
SECTION 8.4.   Conditions to Legal or Covenant Defeasance................................................70
SECTION 8.5.   Deposited Cash and U.S. Government Obligations to be
               Held in Trust; Other Miscellaneous Provisions.............................................71
SECTION 8.6.   Repayment to the Company..................................................................72
SECTION 8.7.   Reinstatement.............................................................................72

                                                                                                       PAGE
                                                                                                       ----
                                                 ARTICLE IX

                                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.   Supplemental Indentures Without Consent of Holders........................................73
SECTION 9.2.   Amendments, Supplemental Indentures and Waivers
               with Consent of Holders...................................................................74
SECTION 9.3.   Compliance with TIA.......................................................................75
SECTION 9.4.   Revocation and Effect of Consents.........................................................75
SECTION 9.5.   Notation on or Exchange of Securities.....................................................76
SECTION 9.6.   Trustee to Sign Amendments, Etc...........................................................76

                                                  ARTICLE X

                                         RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon a
               Change of Control.........................................................................77

                                                 ARTICLE XI

                                                  GUARANTEE

SECTION 11.1.  Guarantee.................................................................................80
SECTION 11.2.  Execution and Delivery of Guarantee.......................................................82
SECTION 11.3.  Certain Bankruptcy Events.................................................................82
SECTION 11.4.  Limitation on Merger of Subsidiary Guarantors and
               Release of Subsidiary Guarantors..........................................................82

                                                 ARTICLE XII

                                                  RESERVED

                                                ARTICLE XIII

                                                MISCELLANEOUS

SECTION 13.1.  TIA Controls..............................................................................83
SECTION 13.2.  Notices...................................................................................83
SECTION 13.3.  Communications by Holders with Other Holders..............................................85
SECTION 13.4.  Certificate and Opinion as to Conditions Precedent........................................85

                                                                                                       PAGE
                                                                                                       ----
SECTION 13.5.  Statements Required in Certificate or Opinion.............................................85
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.................................................86
SECTION 13.7.  Legal Holidays............................................................................86
SECTION 13.8.  Governing Law.............................................................................86
SECTION 13.9.  No Adverse Interpretation of Other Agreements.............................................86
SECTION 13.10. No Recourse Against Others................................................................87
SECTION 13.11. Successors................................................................................87
SECTION 13.12. Duplicate Originals.......................................................................87
SECTION 13.13. Severability..............................................................................87
SECTION 13.14. Table of Contents, Headings, Etc..........................................................87
SECTION 13.15. Qualification of Indenture................................................................88
SECTION 13.16. Registration Rights.......................................................................88

EXHIBIT A      [FORM OF SECURITY].......................................................................A-1

                              CROSS-REFERENCE TABLE


  TIA                                                      INDENTURE
SECTION                                                     SECTION
-------                                                     -------

   310(a)(1)..............................................   7.10
      (a)(2)..............................................   7.10
      (a)(3)..............................................   N.A.
      (a)(4)..............................................   N.A.
      (a)(5)..............................................   7.10
      (b).................................................   7.8; 7.10; 13.2
      (c).................................................   N.A.
   311(a).................................................   7.11
      (b).................................................   7.11
      (c).................................................   N.A.
   312(a).................................................   2.5
      (b).................................................   13.3
      (c).................................................   13.3
   313(a).................................................   7.6
      (b)(1)..............................................   7.6
      (b)(2)..............................................   7.6
      (c).................................................   7.6;13.2
      (d).................................................   7.6
   314(a).................................................   4.7(a); 4.8;
      (b).................................................   N.A.
      (c)(1)..............................................   2.2; 7.2; 13.4
      (c)(2)..............................................   7.2; 13.4
      (c)(3)..............................................   N.A.
      (d).................................................   N.A.
      (e).................................................   13.5
      (f).................................................   N.A.
   315(a).................................................   7.1(b)
      (b).................................................   7.5; 7.6; 13.2
      (c).................................................   7.1(a)
      (d).................................................   6.11; 7.1(b), (c)
      (e).................................................   6.13
   316(a)(last sentence)..................................   2.9
      (a)(1)(A)...........................................   6.11
      (a)(1)(B)...........................................   6.12
      (a)(2)..............................................   N.A.
      (b).................................................   6.12; 6.7; 6.8
   317(a)(1)..............................................   6.3

  TIA                                                      INDENTURE
SECTION                                                     SECTION
-------                                                     -------


      (a)(2)..............................................   6.4
      (b).................................................   2.4

----------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

            INDENTURE, dated as of November 13, 1997, by and between Big 5 Corp., a Delaware corporation (the "Company"), and First Trust National Association, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's
10 7/8% Series A Senior Notes due 2007 and the class of 10 7/8% Series B Senior Notes due 2007 to be exchanged for the 10 7/8% Series A Senior Notes due 2007:


                                    ARTICLE I


                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions.

            "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

            "Acquisition" means the purchase or other acquisition of any person (including, without limitation, the acquisition of more than 50% of the Equity Interests of any person) or all or substantially all the assets of any person by any other person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

            "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

            "Affiliate Transaction" shall have the meaning specified in Section 4.10.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Sale" shall have the meaning specified in Section 4.14.

            "Asset Sale Offer" shall have the meaning specified in Section 4.14.

            "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.14.

            "Asset Sale Offer Period" shall have the meaning specified in
Section 4.14.

            "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

            "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of months from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable.

            "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

            "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            "Capital Contribution" means a contribution of cash or Cash Equivalents by Parent to the consolidated stockholder's equity of the Company solely in exchange for, if anything, shares of the Company's common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions.

            "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

            "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

            "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by S&P, or A or the equivalent thereof by Moody's and having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a),
(b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

            "Change of Control" means (i) any merger or consolidation of the Company or Parent with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Parent on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons or Parent, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group," other than any Excluded Person or Excluded Persons or Parent, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, provided that any "person" or "group" shall be deemed to be the Beneficial Owner of any Capital Stock of the Company held by Parent so long as such person or group is the Beneficial Owner of, directly or indirectly, in the aggregate a majority of the Capital Stock of Parent then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Company or Parent (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Parent then in office, as applicable, or (iv) at any time after the Issue Date, the Company no longer continues, for Federal income tax purposes, to be a member of the affiliated group of Parent under circumstances that would accelerate the unrealized gain in respect of Parent's investment account in the Company.

            "Change of Control Offer" shall have the meaning specified in
Section 10.1.

            "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

            "Change of Control Purchase Date" shall have the meaning specified in Section 10.1.

            "Change of Control Purchase Price" shall have the meaning specified in Section 10.1.

            "CIT Credit Facility" means that certain Financing Agreement by and between The CIT Group/Business Credit, Inc., as Agent and as Lender, and United Merchandising Corp. (as Borrower) dated as of March 8, 1996, as amended by those certain letter amendments dated April 17, 1996 and August 11, 1997, and as further amended by that certain letter amendment dated November 13, 1997 and all notes, instruments, guarantees and other documents and agreements entered into in connection therewith.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

            "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of calculating Consolidated EBITDA and Consolidated Fixed Charges for this definition, (i)

Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

            "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense (including amortization of debt discount and deferred financing costs in connection with any Indebtedness of such person and its Subsidiaries), (iii) Consolidated Fixed Charges and (iv) all other non-cash charges; provided that consolidated income tax expense, depreciation and amortization expense of a Subsidiary of such person that is less than wholly owned shall only be added to the extent of the equity interest of such person in such Subsidiary.

            "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Securities or the Credit Agreement but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include (A) costs, fees and expenses incurred in connection with the Recapitalization, (B) interest expense on the Old Notes incurred after the Issue Date, provided that on the Issue Date the Company's obligations under the Old Notes shall have been released to the extent provided in Article Nine of the indenture governing the Old Notes, and within 45 days after the Issue Date the Old Notes are redeemed or otherwise acquired by the Company in compliance with the indenture governing the Old Notes and this Indenture, and (C) any one-time non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement or the Securities.

            "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case (i) not in excess of such person's pro rata share of such person's net income for such period and (ii) excluding any such payments made to the Company or any Subsidiary Guarantor pursuant to clause (c) or (d) of the definition of Permitted Payments, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles, (f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, (g) any one-time non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement or the Securities, (h) costs, fees and expenses incurred in connection with the Recapitalization, and
(i) interest expense on the Old Notes incurred after the Issue Date, provided that on the Issue Date the Company's obligations under the Old Notes shall have been released to the extent provided in Article Nine of the indenture governing the Old Notes, and within 45 days after the Issue Date the Old Notes are redeemed or otherwise acquired by the Company in compliance with the indenture governing the Old Notes and this Indenture.

            "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

            "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

            "Consolidation" means, with respect to the Company, the consolidation of the accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

            "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

            "Covenant Defeasance" shall have the meaning specified in Section
8.3.

            "Credit Agreement" means the one or more credit agreements (including, without limitation, the CIT Credit Facility) entered into by and among the Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,
(ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 4.11 or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice (by the Trustee or the Holders in accordance with the provisions of this Indenture) or both would be, an Event of Default.

            "Defaulted Interest" shall have the meaning specified in Section
2.12.

            "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 6 thereof.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

            "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

            "Event of Default" shall have the meaning specified in Section 6.1.

            "Event of Loss" means, with respect to any property or asset, any
(i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Exchange Securities" means the 10 7/8% Series B Senior Notes due 2007, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contain the information referred to in footnotes 1, 2 and 8 to the form of Security attached hereto as Exhibit A.

            "Excluded Person" means GEI, Robert W. Miller, Steven G. Miller, Michael D. Miller and their respective Related Parties.

            "Exempted Affiliate Transaction" means (a) compensation, indemnification and other benefits paid or made available (x) pursuant to the employment agreements between the Company and members of its senior management, or (y) for or in connection with services actually rendered and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses, loans to officers, directors and employees in the ordinary course of business consistent with past practice and directors' and officers' liability insurance), (b) transactions, expenses and payments in connection with the Recapitalization, (c) any Restricted Payments or other payments or transactions expressly permitted under Section 4.3, (d) payments to LGA for management services under the Management Services Agreement in an amount not to exceed $1 million in any fiscal year, plus reimbursement of reasonable out-of-pocket costs and expenses, (e) payments to LGA for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions, and (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any of its Subsidiaries is not beneficially owned by an Affiliate of the Company or Parent other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

            "GEI" means Green Equity Investors, L.P.

            "Global Security" means a Security that contains the information referred to in footnotes 3 and 6 to the form of Security attached hereto as Exhibit A.

            "Guarantee" shall have the meaning provided in Section 11.1.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" or "incur" shall have the meaning specified in Section 4.11.

            "Incurrence Date" shall have the meaning specified in Section 4.11.

            "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by one or more Liens on any assets or property of such person; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such person or are not such person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation, severally, and not jointly.

            "Initial Securities" means the 10 7/8% Series A Senior Notes due 2007, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

            "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

            "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

            "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary Guarantor to the extent permitted by Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary and the initial capitalization thereof under clause (d) of the definition of Permitted Payments shall not constitute an Investment.

            "Issue Date" means the date of first issuance of the Securities under this Indenture.

            "Legal Defeasance" shall have the meaning specified in Section 8.2.

            "Legal Holiday" shall have the meaning specified in Section 13.7.

            "LGA" means Leonard Green & Associates, L.P.

            "LGP" means Leonard Green & Partners, L.P.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

            "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

            "Management Services Agreement" means the management services agreement, dated as of the Issue Date, between Parent, the Company and LGA substantially as in effect on the Issue Date.

            "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

            "Moody's" means Moody's Investors Services, Inc. and its successors.

            "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);
(iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

            "Offering Memorandum" means the final Offering Memorandum of the Company dated November 8, 1997, relating to the offering of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

            "Officer" means, with respect to the Company or any Subsidiary Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

            "Officers' Certificate" means, with respect to the Company or any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

            "Old Notes" means the Company's 13 5/8% Senior Subordinated Notes due 2002.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.4 and 13.5.

            "Parent" means Big 5 Holdings Corp., a Delaware corporation.

            "Parent Discount Notes" means Parent's Senior Discount Notes due 2008 issued under an indenture dated as of the date hereof between Parent and First Trust National Association, as trustee.

            "Paying Agent" shall have the meaning specified in Section 2.3.

            "PE" means Pacific Enterprises.

            "Permitted Indebtedness" means any of the following:

                  (a) the Company and the Subsidiary Guarantors may incur Indebtedness evidenced by the Securities and represented by this Indenture up to the amounts specified therein as of the date thereof;

                  (b) the Company and the Subsidiary Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, that was permitted by this Indenture to be incurred and any Indebtedness of the Company outstanding on the Issue Date (except the Old Notes) after giving effect to the Recapitalization;

                  (c) the Company and the Subsidiary Guarantors may incur Indebtedness solely in respect of bankers's acceptances and letters of credit (in addition to any such Indebtedness incurred under the Credit Agreement in accordance with this Indenture) (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall not exceed $5 million;

                  (d) the Company and the Subsidiary Guarantors may incur Indebtedness arising from tender, bid, performance or government contract bonds, other obligations of like nature, or warranty or contractual service obligations of like nature, in any case, incurred by the Company or the Subsidiary Guarantors in the ordinary course of business;

                  (e) the Company and the Subsidiary Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

                  (f) the Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the date of any event that causes such Subsidiary Guarantor no longer to be a Subsidiary Guarantor shall be an Incurrence Date.

            "Permitted Investment" means Investments in (a) any of the Securities; (b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause (f) of the definition of "Permitted Indebtedness," provided that Indebtedness under any such notes of a Subsidiary Guarantor shall be deemed to be a Restricted Investment if such person ceases to be a Subsidiary Guarantor;
(d) Investments in the form of promissory notes of members of the Company's or Parent's management not to exceed $2 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company or Parent; (e) Investments by the Company or any Subsidiary Guarantor in any person that is or immediately after such Investment becomes a Subsidiary Guarantor, or immediately after such Investment merges or consolidates into the Company or any Subsidiary Guarantor in compliance with the terms of this Indenture, provided that such Person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary Guarantor, provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Securities; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary Guarantor entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary Guarantor permitted under
Section 4.10); (j) Investments in Persons (other than Affiliates of the Company) received as consideration from Asset Sales to the extent not prohibited by
Section 4.14; and (k) additional Investments at any time outstanding not to exceed the sum of (i) $4 million and (ii) the cumulative gain (net of taxes and all payments, fees, commissions and expenses incurred in such sale or disposition) realized by the Company and the Subsidiary Guarantors in cash or Cash Equivalents on the sale or other disposition after the Issue Date of Investments (including Permitted Investments and Restricted Investments) made after the Issue Date in accordance with this Indenture (but only to the extent that such gain is excluded from the net income of the Company and its Consolidated Subsidiaries by the definition of Consolidated Net Income).

            "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Securities; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred under clause (a) of the second paragraph of Section 4.11, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in accordance with this Indenture;
(n) Liens securing Indebtedness incurred under the Credit Agreement in accordance with this Indenture; (o) Liens securing Indebtedness incurred under clause (b) of the second paragraph of Section 4.11; and (p) any interest or title of a lessor under any lease, whether or not characterized as capital or operating, provided that such Liens do not extend to any property or assets which is not leased property subject to such lease.

            "Permitted Payments" means, without duplication, (a) payments to Parent in an aggregate amount not to exceed $500,000 in any fiscal year in an amount sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries as they relate to other subsidiaries of Parent, if any (including any reasonable professional fees and expenses, but excluding all expenses payable to or to be paid to or on behalf of an Excluded Person except in a transaction constituting an Exempted Affiliate Transaction); (b) payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries, provided such payment shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee; (c) payments to Parent by the Company made concurrently with and in an amount equal to or less than payments to Company (directly or indirectly through one or more Subsidiary Guarantors) by an Unrestricted Subsidiary, provided that in each case the Company distributes the same property as that so received by the Company from such Unrestricted Subsidiary; (d) payments to an Unrestricted Subsidiary by the Company (directly or indirectly through one or more Subsidiary Guarantors) made concurrently with and in an amount equal to or less than payments to Company by Parent, provided that in each case the Company distributes the same property as that so received by the Company from Parent;
(e) payments to redeem or otherwise acquire the Old Notes after the Issue Date solely with funds used to defease the Old Notes on the Issue Date in connection with the Recapitalization; (f) payments to Parent to enable Parent to pay, or the payment by the Company directly of, the payments provided for by clauses
(a), (d) and (e) of the definition of "Exempted Affiliated Transaction"; (g) cash dividends paid to Parent to the extent necessary to permit Parent to repurchase common stock, stock options and stock equivalents of Parent held by former directors, officers or employees of Parent, the Company or any of the Subsidiary Guarantors, in an aggregate amount not to exceed in any fiscal year $1 million plus (x) the cumulative amount by which (1) the product of $1 million times the number of preceding fiscal years subsequent to the Issue Date exceeds
(2) the aggregate amount of such payments made during such fiscal years, plus
(y) the aggregate net cash consideration received by Parent, after the Issue Date (excluding any such consideration received by Parent in connection with the Recapitalization) and prior to or substantially concurrently with the date of such repurchase, from the sale or issuance of common stock of Parent to directors, officers and employees of Parent, the Company and the Subsidiary Guarantors (including, to the extent not otherwise included in the amount of such cash consideration, cash repayments of principal received by Parent on loans made to such persons to enable them to purchase such stock) to the extent such cash consideration was contributed to the Company as a Capital Contribution less any payments made under clause (j) of this definition; (h) payments to Parent in amounts sufficient to permit Parent to pay amounts required to be paid under the Tax Indemnity Agreement dated September 25, 1992 among Parent, PE, Thrifty and TCH Corporation; (i) Restricted Payments in an aggregate amount not to exceed $4 million; and (j) cash dividends paid to Parent in an aggregate amount not to exceed $1 million to the extent necessary to permit Parent to repurchase common stock, stock options and stock equivalents of Parent held by former directors, officers or employees of Thrifty.

            "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

            "Preferred Stock" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

            "principal" of any Indebtedness means the principal of such Indebtedness.

            "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

            "Public Equity Offering" means an underwritten offering of common stock of the Company or Parent for cash pursuant to an effective registration statement under the Securities Act, provided at the time of or upon consummation of such offering, such common stock of the Company or Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market.

            "Purchase Agreement" means the Purchase Agreement dated November 7, 1997 by and between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal tangible property (or, in each case, any interest therein) acquired or constructed after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is incurred concurrently with, or within 180 days of, such acquisition or the completion of such construction and, if secured, is secured only by the assets so financed.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

            "Recapitalization" shall have the meaning provided in the Recapitalization Agreement.

            "Recapitalization Agreement" means the Plan of Recapitalization and Stock Repurchase Agreement dated as of October 31, 1997 among Parent, Robert W. Miller, Steven G. Miller and GEI.

            "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day, or, if applicable, as specified in Section 2.12.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraphs 5 and 6 in the form of Security attached hereto as Exhibit A.

            "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

            "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

            "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing) the lesser of
(i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Securities than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased (except by the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing). For purposes of clarification and greater certainty, if Indebtedness permitted by the terms of this Indenture (including clauses (a), (b) and (c) of the second paragraph of Section 4.11) is repaid, redeemed, defeased, refunded, refinanced, discharged or otherwise retired for value from the proceeds of Refinancing Indebtedness, the maximum amount of such Refinancing Indebtedness shall be determined in accordance with the provisions of this definition, and the amount of such Refinancing Indebtedness in excess of the amount of such Indebtedness (as permitted by this definition) shall not reduce or increase the amount of Indebtedness permitted by the terms of this Indenture (including, without limitation, not reducing or counting towards or increasing the amounts set forth in such clauses (a), (b) and (c)).

            "Registrar" shall have the meaning specified in Section 2.3.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Related Business" means the business conducted (or proposed to be conducted, including the activities referred to as being contemplated by the Company, as described or referred to in the Offering Memorandum) by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

            "Related Party" means (i) with respect to any Excluded Person, (A) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and (ii) only with respect to GEI (and in addition to the persons described in the foregoing clause
(i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof.

            "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another person with or into the Company or a Subsidiary Guarantor in accordance with the terms of this Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary Guarantor.

            "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or any Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) payments made pursuant to the Recapitalization (including, without limitation, bonuses not to exceed $750,000 in the aggregate payable to certain members of the Company's senior management at the time of or promptly after the Recapitalization); (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary Guarantor by such Subsidiary Guarantor.

            "Restricted Security" means a Security, unless or until it has been
(i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

            "Sale and Leaseback Transaction" means any transaction by which the Company or a Subsidiary Guarantor, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired that the Company or any Subsidiary Guarantor has sold or transferred or is to sell or transfer to any other Person in a substantially concurrent transaction with such assumption of liability.

            "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

            "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

            "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

            "Stated Maturity," when used with respect to any Security, means November 15, 2007.

            "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Securities or such Guarantee, as applicable, in any respect or has a final stated maturity after the Stated Maturity.

            "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

            "Subsidiary Guarantors" shall have the meaning provided in Section 11.1.

            "Thrifty" means Thrifty Corporation.

            "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code SectionSection 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11 (provided, however, that this clause (iii) shall not apply in the case of a newly formed subsidiary being designated an Unrestricted Subsidiary, with the initial capitalization thereof to be effected solely under clause (d) of the definition of Permitted Payments). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            SECTION 1.2. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture securityholder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

            SECTION 1.3. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II


                                 THE SECURITIES

            SECTION 2.1. Form and Dating.

            The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of

Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall represent the aggregate amount of outstanding Securities that may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

            SECTION 2.2. Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $131,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $131,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $131,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

            Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

            SECTION 2.3. Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company and Affiliates of the Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.14 hereof and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgment and acceptance on the signature page hereto, the Trustee hereby initially agrees so to act.

            The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints The Depositary Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

            The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

            Upon the occurrence of an Event of Default described in Section 6.1(iv) or (v) hereof, the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder.

\            SECTION 2.4. Paying Agent to Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by such Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

            SECTION 2.5. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

            SECTION 2.6. Transfer and Exchange.

                  (b) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                  (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                  (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                  (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the
            Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                  (B) if such beneficial interest is being transferred to a
            "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the

            Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                  (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                  (D) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                  (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within ninety days after delivery of such notice; or

                  (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                  (g) Legends.

                  (i) Except as permitted by the following paragraphs (ii) and
      (iii) each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE
            ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
            SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
            (A) SUCH NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
            (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS

            OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
            (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a
            Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) any such Transfer Restricted Security represented by a
            Global Security shall not be subject to the provisions set forth in
            (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                  (ii) Any Exchange Securities issued in connection with the Exchange Offer shall not bear the legend set forth in (i) above and the Trustee shall rescind any restriction on the transfer of such Exchange Securities.

                  (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14 (clause 8 of the fifth paragraph), 9.5, or 10.1 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
      (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or
      Section 4.14 hereof or redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                  (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

                  (j) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for all purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            SECTION 2.7. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.8. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section
2.9 hereof.

            If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 hereof.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.9. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

            SECTION 2.10. Temporary Securities.

            Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

            SECTION 2.11. Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11 hereof, except as expressly permitted in the form of Securities and as permitted by this Indenture.

            SECTION 2.12. Defaulted Interest.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in
Section 4.1 hereof and the Security (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon the registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.13. CUSIP Numbers.

            The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE III

                                   REDEMPTION

            SECTION 3.1. Right of Redemption.

            Redemption of Securities, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article
III. The Company shall not have the right to redeem any Securities prior to November 15, 2002, other than as provided in the next paragraph and Paragraph 5 of the Securities. On or after November 15, 2002, the Company shall have the right to redeem all or any part of the Securities for cash at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages due, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5), including accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date.

            Notwithstanding the foregoing, at any time on or prior to November 15, 2000, the Company may redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price equal to 110.95% of the principal amount thereof, (subject to the right of Holders of record on a Record Date to receive interest due (and the corresponding Liquidated Damages due, if any) on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with cash from the Net Cash Proceeds to the Company of one or more Public Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Public Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

            Except as provided in this Section and Paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

            SECTION 3.2. Notices to Trustee.

            If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

            If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

            The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.3. Selection of Securities to Be Redeemed.

            If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            SECTION 3.4. Notice of Redemption.

            At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with
      Section 3.6 hereof or (b) such redemption payment is prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

                  (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                  (8) the CUSIP number of the Securities to be redeemed; and

                  (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

            SECTION 3.5. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.4 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, to which such Record Date relates, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

            SECTION 3.6. Deposit of Redemption Price.

            On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

            If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited for any reason, interest on the Securities to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

            SECTION 3.7. Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Payment of Securities.

            The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest (or Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

            SECTION 4.2. Maintenance of Office or Agency.

            The Company and the Subsidiary Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Subsidiary Guarantors in respect of the Securities and this Indenture may be served. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Subsidiary Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2 hereof.

            The Company and the Subsidiary Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Subsidiary Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.


            SECTION 4.3. Limitation on Restricted Payments.

            The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis,
(1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company as a Capital Contribution or from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange, (iii) to the extent applied to repurchase Capital Stock pursuant to clause (g) of the definition of Permitted Payments and (iv) to the extent received by the Company or any Subsidiary Guarantor pursuant to clause
(c) or (d) of the definition of Permitted Payments) after the Issue Date.

            The provisions of the immediately preceding paragraph shall not prohibit or be violated by (A) a Qualified Exchange; (B) the payment or making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment, such Restricted Payment would have complied with the provisions contained in clauses (1), (2) and (3) of the immediately preceding paragraph; and (C) Permitted Payments. The full amount of any Restricted Payment made pursuant to the foregoing clause (B) (but not pursuant to clauses (A) or (C)) of the immediately preceding sentence, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

            Additionally, the foregoing clause (3) of the first paragraph of this Section 4.3 shall not prohibit any payment of cash dividends to Parent on or after May 15, 2003, in each case (i) made not less than 2 Business Days nor more than 15 Business Days after the then most recent Interest Payment Date, provided the Company shall have first paid to the Holders all interest (and Liquidated Damages, if any) due and owing on the Securities on or prior to such Interest Payment Date, and (ii) the proceeds of which are used by Parent concurrently with such payment to make a scheduled interest payment on the Parent Discount Notes as required by the terms of the Parent Discount Notes in effect on the Issue Date. The full amount of any Restricted Payment made pursuant to this paragraph, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.3.

            For purposes of this Section 4.3, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.

            SECTION 4.4. Corporate and Partnership Existence.

            Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Subsidiary Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

            SECTION 4.5. Payment of Taxes and Other Claims.

            The Company and the Subsidiary Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Subsidiary Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Subsidiary Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

            SECTION 4.6. Maintenance of Properties and Insurance.

            The Company and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Subsidiary Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14.

            The Company and the Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Subsidiary Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Subsidiary Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

            SECTION 4.7. Compliance Certificate; Notice of Default.

                         (b) The Company shall deliver to the Trustee within 120
days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Subsidiary Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                         (d) The Company shall, so long as any of the Securities
are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

            SECTION 4.8. Reports.

            Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting requirements) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if such entity were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required; and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or (if it were subject to such reporting requirements) would have been required to file with the Commission. Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

            SECTION 4.9. Limitation on Status as Investment Company.

            The Company and the Subsidiary Guarantors shall not and shall not permit any of their Subsidiaries to become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

            SECTION 4.10. Limitation on Transactions with Affiliates.

            Neither the Company nor any of the Subsidiary Guarantors shall be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary Guarantor, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary Guarantor, as the case may be, in a comparable transaction made on an arm's length basis with persons who are not Affiliates.

            Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (1) involving consideration to either party in excess of $1 million, the Company must deliver an Officers' Certificate to the Trustee, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $5 million, the Company must also, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, that this sentence shall not apply to the sale or purchase of products by the Company or its Subsidiaries to or from any Affiliate of LGP or any Related Party thereof, which sale or purchase is in the ordinary course of business and in accordance with industry practice.

            SECTION 4.11. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

            Except as set forth in this Section 4.11, the Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an

Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness (including, without duplication, guarantees of Indebtedness of the Company and the Subsidiary Guarantors otherwise permitted by this Indenture) or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness (without duplication) or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or Disqualified Capital Stock and the Subsidiary Guarantors may incur such Indebtedness other than Disqualified Capital Stock.

            In addition, the foregoing limitations shall not apply to:

            (a) the incurrence by the Company or any Subsidiary Guarantor of Purchase Money Indebtedness on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $20.0 million, and (ii) in each case, such Indebtedness as originally incurred shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Subsidiary Guarantor, as applicable, of the property so purchased or leased;

            (b) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace or refund such Indebtedness) of up to $15.0 million (which may be incurred pursuant to the Credit Agreement); and

            (c) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $125.0 million, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale.

            Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

            Notwithstanding anything to the contrary contained in this Indenture, (i) the Subsidiary Guarantors each may guaranty Indebtedness of the Company or any other Subsidiary Guarantor that is permitted to be incurred under this Indenture, either at the time such Subsidiary Guarantor becomes a Subsidiary Guarantor of the Securities or if later the time the Company or such other Subsidiary Guarantor incurs such Indebtedness, and (ii) the Company may guaranty Indebtedness of any Subsidiary Guarantor permitted to be incurred under this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness that is contractually subordinate to any other Indebtedness of the Company or any Subsidiary Guarantor unless such Indebtedness is at least as subordinate to the Securities and the Guarantees, as applicable.

            SECTION 4.12. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

            The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or this Indenture or by other indebtedness of the Company (which may also be guaranteed by the Subsidiary Guarantors) ranking pari passu with the Securities or the Guarantees, as applicable, provided such restrictions are not materially more restrictive than those imposed by this Indenture and the Securities, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement in accordance with this Indenture, provided such restriction or requirement is not materially more restrictive than that imposed by the CIT Credit Facility as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to clause
(a) of the second paragraph of Section 4.11, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c),
(d), (e) or (g) of this Section 4.12
that are not materially more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

            SECTION 4.13. Reserved.

            SECTION 4.14. Limitation on Sales of Assets and Subsidiary Stock.

            The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets (other than cash or Cash Equivalents), including by merger or consolidation (in the case of a Subsidiary Guarantor), and including any sale or other transfer or issuance of any Equity Interests (other than directors' qualifying shares) of any Subsidiary of the Company, whether by the Company or a Subsidiary of the Company, and including (except as provided in clause (vi) of the second paragraph of this Section 4.14) any Sale and Leaseback Transaction (any of the foregoing, an "Asset Sale"), unless (1)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days of such Asset Sale, or (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is used (i) to make one or more Acquisitions or invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company shall constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) to retire permanently Indebtedness incurred under the Credit Agreement pursuant to clause (c) of the second paragraph of Section 4.11 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) at least 75% of the consideration for such Asset

Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided that (x) the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the Company or any Subsidiary (other than Subordinated Indebtedness) that are assumed by the transferee in such Asset Sale (provided that the Company and its Subsidiaries are released from all obligations in respect thereof) and (y) any notes or other obligations received by the Company or any such Subsidiary Guarantor from such transferee that are promptly (but in no event more than 90 days after receipt) converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents, as the case may be, received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision, and such cash and Cash Equivalents shall be deemed to be Net Cash Proceeds received from the Asset Sale of the related property sold for such notes or other obligations, for purposes of this Section 4.14, and, provided, further, this clause (2) shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received, and (3) with respect to any Asset Sale or series of related Asset Sales, the Net Cash Proceeds of which exceed $500,000, the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

            Notwithstanding the foregoing provisions of this Section 4.14, the following transactions shall not be deemed Asset Sales:

                        (i) the Company and the Subsidiary Guarantors may, in
            the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of property in the ordinary course of business;

                        (ii) the Company and the Subsidiary Guarantors may (x)
            convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in this Indenture, (y) make Restricted Payments permitted by Section 4.3 and (z) engage in Exempted Affiliate Transactions;

                        (iii) the Company and the Subsidiary Guarantors may
            convey, sell, transfer, assign or otherwise dispose of assets or issue Capital Stock to the Company or any of the Subsidiary Guarantors;

                        (iv) the Company and the Subsidiary Guarantors may
            sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary Guarantor, as applicable;

                        (v) the Company and the Subsidiary Guarantors may
            exchange assets held by the Company or a Subsidiary Guarantor for assets held by any person or entity; provided that (i) the assets received by the Company or a Subsidiary Guarantor in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company shall immediately constitute, be a part of, or be used in, a Related Business, (ii) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable, and (iii) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any Subsidiary Guarantor receives cash or Cash Equivalents in such exchange;

                        (vi) the Company and each of the Subsidiary Guarantors
            may engage in Sale and Leaseback Transactions with respect to property acquired after the Issue Date (other than property acquired in exchange for or with the proceeds from the sale or other disposition of property held by the Company or any Subsidiary Guarantor on the Issue Date);

                        (vii) the Company and each of the Subsidiary Guarantors
            may liquidate Cash Equivalents in the ordinary course of business;

                        (viii) the Company and each of the Subsidiary Guarantors
            may create or assume Liens (or permit any foreclosure thereon) not prohibited by this Indenture;

                        (ix) the Company and each of the Subsidiary Guarantors
            may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

                        (x) the Company and the Subsidiary Guarantors,
            collectively, may convey, sell, transfer, assign or otherwise dispose of assets having an aggregate fair market value not exceeding $2 million in any fiscal year.

            An acquisition of Securities pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(b) above (the "Excess Proceeds") exceeds $10 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

            All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be invested or otherwise used as provided in clause (1) of the first paragraph of this Section 4.14, all within 18 months from the occurrence of such Event of Loss.

            Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

                  (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

                  (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                  (4) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 4.14, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                  (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

                  (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Securities purchased;

                  (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                  (9) the circumstances and relevant facts regarding such Asset Sales.

            Any Asset Sale Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the date of purchase, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to clause (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            If the payment date in connection with an Asset Sale Offer is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages due on such Interest Payment Date, if any) shall be paid to the person in whose name a Security is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) shall not be payable to Holders who tender Securities pursuant to such Asset Sale Offer.

            SECTION 4.15. Waiver of Stay, Extension or Usury Laws.

            Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.16. Limitation on Liens Securing Indebtedness.

            The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist, to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith or immediately thereafter, that the Securities and the Guarantees, as applicable, are equally and ratably so secured for so long as such Indebtedness so secured remains outstanding; provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities; provided, further, that, in the case of Indebtedness of a Subsidiary Guarantor, if such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor in accordance with the provisions of this Indenture, such equal and ratable Lien to secure the Securities shall, without any further action, cease to exist.

            SECTION 4.17. Rule 144A Information Requirement.

            The Company shall furnish to the Holders of the Securities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities

Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

            SECTION 4.18. Limitations on Lines of Business.

            Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

            SECTION 5.1. Limitation on Merger, Sale or Consolidation.

            The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.11.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 5.2. Successor Corporation Substituted.

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.1 the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 6.1. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (i) failure by the Company to pay any installment of
            interest (or Liquidated Damages, if any) upon the Securities as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

                        (ii) failure by the Company to pay all or any part of
            the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

                        (iii) failure by the Company or any Subsidiary of the
            Company to observe or perform any other covenant or agreement contained in the Securities or this Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such Default;

                        (iv) a decree, judgment, or order by a court of
            competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                        (v) the Company or any of its Significant Subsidiaries
            shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

                        (vi) a default in any Indebtedness of the Company or any
            of its Subsidiaries, with an aggregate principal amount in excess of $15 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

                        (vii) final unsatisfied judgments not covered by
            insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $15 million, at any one time shall be rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days.

            SECTION 6.2. Acceleration of Maturity Date; Rescission and
Annulment.

            If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(iv) or Section 6.1(v) above relating to the Company or any of its

Significant Subsidiaries), then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in Section 6.1(iv) or (v) above relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

            At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Company has paid or deposited with the Trustee cash sufficient to pay:

                          (A) all overdue interest and Liquidated Damages, if
                  any, on all Securities,

                          (B) the principal of (and premium, if any, applicable
                  to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                          (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Securities,

                          (D) all sums paid or advanced by the Trustee hereunder
                  and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

            SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 6.4. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Liquidated Damages, if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 6.6. Priorities.

            Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

            SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

            THIRD: To the Company, the Subsidiary Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

            The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

            SECTION 6.7. Limitation on Suits.

            No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

            SECTION 6.9. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.10. Delay or Omission Not Waiver.

            No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 6.11. Control by Holders.

            The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 6.12. Waiver of Existing or Past Default.

            Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default

                  (A) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any Security as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured, or

                  (B) in respect of a covenant or provision hereof which, under
      Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

            SECTION 6.13. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

            SECTION 6.14. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

            SECTION 7.1. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                        (1) The Trustee need perform only those duties as are
            specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

                        (2) In the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) This paragraph does not limit the effect of
            paragraph (b) of this Section 7.1,

                        (2) The Trustee shall not be liable for any error of
            judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                        (3) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
Section 7.1.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.2. Rights of Trustee.

            Subject to Section 7.1 hereof:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

                  (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Subsidiary Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                  (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            SECTION 7.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and
7.11 hereof.

            SECTION 7.4. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

            SECTION 7.5. Notice of Default.

            If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Event of Default within 90 days after such Event of Default occurs. Except in the case of an Event of Default in payment of principal (or premium, if any), of, or interest (or Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

            SECTION 7.6. Reports by Trustee to Holders.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA SectionSection 313(b) and 313(c).

            The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            SECTION 7.7. Compensation and Indemnity.

            The Company and the Subsidiary Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Subsidiary Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Subsidiary Guarantors and the Trustee in connection with such defense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(iv) or (v) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's and the Subsidiary Guarantors' obligations under this
Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Subsidiary Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

            SECTION 7.8. Replacement of Trustee.

            The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Subsidiary Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

            SECTION 7.9. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification.

            The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

            SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 8.1. Discharge; Option to Effect Legal Defeasance or Covenant Defeasance.

            This Indenture shall cease to be of further effect (except that the Company's and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Company may elect at any time to have Section 8.2 or Section 8.3, at the Company's option, of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

            SECTION 8.2. Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented and this Indenture shall cease to be of further effect as to all outstanding Securities and Guarantees, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith. Subject to compliance with this
Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Securities.

            SECTION 8.3. Covenant Defeasance.

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.14, 4.16, 4.17 and 4.18,
Article V and Article X hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Subsidiary Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(iii) through 6.1(vii) hereof shall not constitute Events of Default with respect to the Securities.

            SECTION 8.4. Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

                  (a) (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article VIII applicable to it), in trust, for the benefit of the Holders of the Securities, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the holders of Securities must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph, have been complied with.

            SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

            SECTION 8.6. Repayment to the Company.

                  (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 8.7. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 hereof which event would constitute an Event of Default under Section 6.1 (iv) or (v) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.1. Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holder, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                          (1) to cure any ambiguity, defect, or inconsistency,
            or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                          (2) to add to the covenants of the Company or the
            Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors or make any other change that does not adversely affect the rights of any Holder;

                          (3) to provide for collateral for or additional
            Subsidiary Guarantors of the Securities;

                          (4) to evidence the succession of another Person to
            the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

                          (5) to comply with the TIA;

                          (6) to evidence the succession of another corporation
            to any Subsidiary Guarantor and assumption by any such successor of the Guarantee of such Subsidiary Guarantor (as set forth in Section 11.4) in accordance with Article XI;

                          (7) to evidence the release of any Subsidiary
            Guarantor in accordance with Article XI;

                          (8) to evidence and provide for the acceptance of
            appointment hereunder by a successor Trustee with respect to the Securities;

                          (9) in any other case where a supplemental indenture
            is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder; or

                          (10) to provide for the issuance and authorization of
            the Exchange Securities.

            SECTION 9.4. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

            Subject to Section 6.8 hereof, with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of Securities at the time outstanding, modify the provisions (including the defined terms therein) of
Article X or Article XI of this Indenture in a manner adverse to the holders. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                          (1) change the Maturity Date on any Security, or
            reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) of Article III of this Indenture or Paragraph 5 of the Securities regarding the right of the Company to redeem the Securities at its option in a manner adverse to the Holders; or

                          (2) reduce the percentage in principal amount of the
            outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

                          (3) modify any of the waiver provisions, except to
            increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

                          (4) cause the Securities or any Guarantee to become
            subordinate in right of payment to any other Indebtedness.

            It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

            In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            SECTION 9.3. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (4) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

            SECTION 9.5. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

            SECTION 9.6. Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

            SECTION 10.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

                        (a) In the event that a Change of Control has occurred, each holder of Securities shall have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

                        (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

                          (i) the Change of Control Offer shall commence within
            15 Business Days following the occurrence of a Change of Control;

                          (ii) the Change of Control Offer shall remain open for
            at least 20 Business Days following its commencement (the "Change of Control Offer Period");

                          (iii) upon the expiration of the Change of Control
            Offer Period, the Company promptly shall purchase all of the tendered Securities at the Change of Control Purchase Price;

                          (iv) if the Change of Control is on or after an
            interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                          (v) the Company shall provide the Trustee and the
            Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                          (vi) on or before the commencement of any Change of
            Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                                    (A) that the Change of Control Offer is
                  being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                                    (B) the Change of Control Purchase Price
                  (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

                                    (C) that any Security, or portion thereof,
                  not tendered or accepted for payment will continue to accrue interest;

                                    (D) that, unless the Company defaults in
                  depositing cash with the Paying Agent in accordance with the last paragraph of this Section 10.1, or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                                    (E) that Holders electing to have a
                  Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                                    (F) that Holders will be entitled to
                  withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                                    (G) that Holders whose Securities are
                  purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                                    (H) a brief description of the events
                  resulting in such Change of Control.

            Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                   ARTICLE XI

                                    GUARANTEE

            SECTION 11.1. Guarantee.

                        (a) If any Person becomes a Subsidiary of the Company, whether pursuant to the acquisition by the Company or any Subsidiary Guarantor of Equity Interests of such Person, or otherwise, such Subsidiary (in each case, a "Subsidiary Guarantor") shall, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantee (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Subsidiary Guarantors of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (z) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

            If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full.

            Each Subsidiary Guarantor shall, within five Business Days after becoming a Subsidiary of the Company, execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Subsidiary Guarantor a party to this Indenture.

                        (b) Each Subsidiary Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                        (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

                        (d) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Subsidiary Guarantor without fair consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

            SECTION 11.2. Execution and Delivery of Guarantee.

            Each Subsidiary Guarantor shall, by virtue of such Subsidiary Guarantor's execution and delivery of an indenture supplement pursuant to
Section 11.1 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Subsidiary Guarantor appeared on such Security.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 11.1 on behalf of each Subsidiary Guarantor. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the guarantee of any Subsidiary Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

            SECTION 11.3. Certain Bankruptcy Events.

            Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

            SECTION 11.4. Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors.

            No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph the person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a basis senior in right of payment to all existing and future subordinated Indebtedness of such person, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

            Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of the assets of any such Subsidiary Guarantor or 50% or more of the Equity Interests of any such Subsidiary Guarantor) to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted

Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.14), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

                                   ARTICLE XII

                                    RESERVED

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.1. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

            SECTION 13.2. Notices.

            Any notices or other communications to the Company or any Subsidiary Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company or any Subsidiary Guarantor:

                    Big 5 Corp.
                    2525 East El Segundo Boulevard
                    El Segundo, California  90245
                    Attention:  President
                    Telecopy:  (310) 297-7595
            with a copy to:

                    Leonard Green & Partners
                    11111 Santa Monica Boulevard
                    Suite 2000
                    Los Angeles, California  90025
                    Attention:  Jennifer Holden Dunbar
                    Telecopy:  (310) 954-0404

            with a copy to:

                    Irell & Manella LLP
                    1800 Avenue of the Stars
                    Suite 900
                    Los Angeles, California  90067
                    Attention:  Edmund M. Kaufman, Esq.
                    Telecopy:  (310) 203-7199

            if to the Trustee:

                    First Trust National Association
                    First Trust Center
                    180 East Fifth Street
                    St. Paul, Minnesota  55101
                    Attention: Corporate Trust Department
                    Telecopy: (612) 244-0711

            Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.3. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

            SECTION 13.4. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                        (1) an Officers' Certificate (in form and substance
            reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                        (2) an Opinion of Counsel (in form and substance
            reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

            SECTION 13.5. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (1) a statement that the Person making such certificate
            or opinion has read such covenant or condition;

                        (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (3) a statement that, in the opinion of such Person, he
            has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                        (4) a statement as to whether or not, in the opinion of
            each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers'

            Certificate or certificates of public officials.

            SECTION 13.6. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 13.7. Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 13.8. Governing Law.

            THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

            SECTION 13.9. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries.

Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 13.10. No Recourse Against Others.

            No partner, incorporator, direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company or any Subsidiary Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Subsidiary Guarantors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation solely by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability, and acknowledges and consents to the transactions constituting the Recapitalization. The waiver and release are part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this
Section 13.9 shall in any way limit the obligation of any Subsidiary Guarantor pursuant to any guarantee of the Securities.

            SECTION 13.11. Successors.

            All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 13.12. Duplicate Originals.

            All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

            SECTION 13.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 13.14. Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 13.15. Qualification of Indenture.

            The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 13.16. Registration Rights.

            Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                        BIG 5 CORP.,
                                        a Delaware corporation

                                        By:  /s/ CHARLES P. KIRK
                                             -----------------------------------
                                             Name:  Charles P. Kirk
                                             Title: Senior Vice President

Attest:  /s/ GARY S. MEADE
         ------------------------------
         Name:  Gary S. Meade
         Title: Secretary


                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:  /s/ KATHE BARRETT
                                             -----------------------------------
                                             Name:  Kathe Barrett
                                             Title: Trust Officer

                                                                       EXHIBIT A

                               [FORM OF SECURITY]

                                   BIG 5 CORP.

                     10 7/8% SERIES A1 SENIOR NOTE DUE 2007

                                                        CUSIP No. ______________
No.                                                     $

            Big 5 Corp., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on November 15, 2007.

            Interest Payment Dates:        May 15 and November 15

            Record Dates:                  May 1 and November 1

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                        BIG 5 CORP.
                                        a Delaware corporation

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

Attest:
         -------------------------------
         Name:
         Title:

--------

(1)  Series A should be replaced with Series B in the Exchange Securities.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                        By
                                             -----------------------------------
                                                   Authorized Signatory

Dated:

                                   BIG 5 CORP.

                    10 7/8% SERIES A(2) Senior Note due 2007

            Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(3)

                     THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
           SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
           (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN
--------

(2)  Series A should be replaced with Series B in the Exchange Securities.

(3) This paragraph should only be added if the Security is issued in global form.

           PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(4)

1.    Interest.

            Big 5 Corp., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 7/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 7/8% per annum compounded semi-annually.

            The Company will pay interest semi-annually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.    Method of Payment.

            The Company shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of

--------

(4)  This paragraph should be included only for the Transfer Restricted
     Securities.

principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date.

3.    Paying Agent and Registrar.

            Initially, First Trust National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

            The Company issued the Securities under an Indenture, dated as of November 13, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $131,000,000. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5.    Redemption.

            Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company shall not have the right to redeem any Securities. The Securities may be redeemed in whole or from time to time in part at any time on and after November 15, 2002, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

            If redeemed during

             the 12-month period
             commencing November 15,           Redemption Price
             -----------------------           ----------------
             2002.......................          105.475%
             2003.......................          103.650%
             2004.......................          101.825%
             2005 and thereafter........          100.000%

            Notwithstanding the foregoing, at any time on or prior to November 15, 2000, the Company may redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of the Securities originally outstanding at a redemption price equal to 110.95% of the principal amount thereof, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the Net Cash Proceeds to the Company of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Public Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

            Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

            Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8.    Persons Deemed Owners.

            Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for all purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

9.    Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.   Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and any Subsidiary Guarantor to, among other things, incur additional Indebtedness and issue Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.   Ranking.

            Payment of principal, premium, if any, and interest (and Liquidated Damages, if any) on the Securities is senior, in the manner and to the extent set forth in the Indenture, to all existing and future Indebtedness of the Company that is subordinated to the Securities.

14.   Repurchase at Option of Holder.

            (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any), if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

            (b) The Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from an Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business, repay certain Indebtedness or make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest (and Liquidated Damages, if any), if any, to the purchase date.


15.   Notation of Guarantee.

            As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest (and Liquidated Damages, if any) on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.   Defaults and Remedies.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities will become due and payable without further action or notice. Securityholders may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

17.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Subsidiary Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

18.   No Recourse Against Others.

            No partner, incorporator, direct or indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Subsidiary Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Subsidiary Guarantors under the Securities or the Indenture solely by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability, and acknowledges and consents to the transactions constituting the Recapitalization. The waiver and release are part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this paragraph shall in any way limit the obligation of any Subsidiary Guarantor pursuant to any guarantee of the Securities.

19.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.   Additional Rights of Holders of Transfer Restricted Securities.(5)

            In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

23.   Governing Law.

--------

(5)   This paragraph should be included only for the Initial Securities.

            The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

                              [FORM OF ASSIGNMENT]

            I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


      Please insert Social Security or other identifying number of assignee

-------------------------------


and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                  Signed:
      ----------------         -------------------------------------------------

--------------------------------------------------------------------------------
                        (Sign exactly as name appears on
                        the other side of this Security)

                              Signature Guarantee*

--------

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, check the appropriate box: [ ] Section 4.14 [ ] Article X.

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________.



Date:                      Signature:
     ---------------                    ----------------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

                              Signature Guarantee**

--------

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(6)

            The following exchanges of a part of this Global Security for Definitive Securities have been made:


              Amount of             Amount of             Principal Amount        Signature of
              decrease in           increase in           of this Global          authorized officer of
              Principal Amount      Principal Amount      Security following      Trustee or
Date of       of this Global        of this Global        such decrease (or       Securities
Exchange      Security              Security              increase)               Custodian
--------      ----------------      ----------------      ------------------      ---------------------


--------

(6) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(7)

Re:        10 7/8% SERIES A SENIOR NOTES DUE 2007 OF BIG 5 CORP.

            This Certificate relates to $______ principal amount of Securities held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

           [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

           [ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

               In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

            [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

            [ ] Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

            [ ] Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section


--------

(7)   This Certificate shall be included only for Initial Securities.

2.6(d)(i)(C) of the Indenture).

           [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]

                                        By:
                                             -----------------------------------


Date:
         -------------------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES(8)

Re:        10 7/8% SERIES B SENIOR NOTES DUE 2007 OF BIG 5 CORP.

            This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

            [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

            [ ] has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.


--------

(8)   This certificate shall be included only for the Exchange Securities.

                                                                EXHIBIT 10.8

November 13, 1997

Big 5 Corp.
2525 East El Segundo Boulevard
El Segundo,   CA   90245

Dear Sirs:

We refer to the Financing Agreement, dated March 8, 1996 (as previously amended, the "Agreement") between United Merchandising Corp., a California corporation, as borrower ("UMC") and The CIT Group/Business Credit, Inc., as agent and lender (individually the "Agent", and together with the other lenders, the "Lenders"). Capitalized terms not otherwise defined herein shall be as defined in the Agreement. UMC has informed the Lenders of its intent to merge with and into Big 5 Corp., a Delaware corporation (hereafter the "Company"), with the result, among other things, that the Company will be the new borrower under the Agreement. Additionally, the Company's parent, Big 5 Corporation, a Delaware corporation, as guarantor will merge with and into Big 5 Holdings Corp., a Delaware corporation, with the result that Big 5 Holdings Corp. will be the new Guarantor. The Company and the Lenders hereby agree that the Agreement is amended, as follows:

      1. All references to "United Merchandising Corp., a California corporation" in the Agreement are hereby deleted in every instance where they appear, and "Big 5 Corp., a Delaware corporation" is inserted in lieu thereof.

      2. The definitions of "Anniversary Date", "Early Termination Date", "Early Termination Fee", "EBITDA" and "Net Worth" set forth in Section 1 of the Agreement are hereby deleted in their entirety, and the following are inserted in lieu thereof:

      "ANNIVERSARY DATE shall mean the date occurring one (1) year from the date of November 13, 1997 and the same date in every year thereafter, provided, however, that if the Company gives notice, in accordance with Section 10 of this Financing Agreement, to terminate on an Anniversary Date and such date is not a Business Day, then the Anniversary Date shall be the next succeeding Business Day."

      "EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the fifth Anniversary Date."

      "EARLY TERMINATION FEE shall: i) mean the fee the Agent for the account of the Lenders is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the fifth Anniversary Date; and ii) be determined by calculating the sum of (a) the average daily balance of the Revolving Loans for the period from the date of this Amendment Letter to the Early Termination Date and (b) the average daily undrawn face amount of the Letters of Credit outstanding for the period from the date of this Amendment Letter to the Early Termination Date and multiplying that sum by three tenths of one percent (.30%) per annum for the number of days from the Early Termination Date to the fifth Anniversary Date".